EXHIBIT 23.2

                        CONSENT OF WHEELER WASOFF, P.C.








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                              Wheeler Wasoff, P.C.
                          Certified Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement of Galaxy Energy Corporation (the "Company") on Post-Effective Amendment No. 1 to Form SB-2, Commission File No. 333-110053, of our report dated February 24, 2004 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

         We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                              /s/    WHEELER WASOFF, P.C.


Denver, Colorado
July 30, 2004